Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Pre-Effective Amendment No. 1 to Registration Statement of F.N.B. Corporation on Form S-4 (No. 333-126005) of our report dated February 4, 2005, relating to the consolidated financial statements of North East Bancshares, Inc. and subsidiaries as of December 31, 2004 and for the year ended December 31, 2004. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PARENTE RANDOLPH, LLC

Pittsburgh, Pennsylvania
August 12, 2005